SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 21, 2003

Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

935 Stewart Drive Sunnyvale, California	94085

(Address of Principal Executive Offices)	(Zip Code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On March 25, 2003, Proxim Corporation (the “Company”) received a letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) notifying the Company that for the prior 30 consecutive trading days, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued inclusion on Nasdaq pursuant to Nasdaq’s Marketplace Rules. In accordance with the Marketplace Rules, the Company was provided 180 calendar days, or until September 22, 2003, to regain compliance with this requirement.

     On May 21, 2003, the Company received a letter from Nasdaq confirming that the Company regained compliance because the bid price per share of the Company’s common stock has been at $1.00 per share or greater for a minimum of ten (10) consecutive trading days.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)

Dated: May 21, 2003	By:	/s/ KEITH E. GLOVER

Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary